UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2018

DUO WORLD, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55698	35-2517572

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Duo Software (Pvt.) Ltd.

No. 403 Galle Road

Colombo 03, Sri Lanka

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (870) 505-6540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sale of Equity Securities

In December 2017, the Company’s Board of Directors adopted the Duo World, Inc. 2017 Employee Stock Ownership Plan and reserved for issuance thereunder an aggregate of 9,611,665 shares of common stock.

Beginning on January 2, 2018, the Company awarded a total of 6,542,500 shares of common stock to employees, including a total of 1,750,000 shares of common stock to two of the Company’s executive officers, to wit: 1,500,000 shares to Suzannah Jennifer Samuel Perera, our Chief Executive Officer, and 250,000 shares to Mahmud Riad Ameen, our Legal Director. The aggregate value of the 6,542,500 shares awarded was $3,042,262.50 in non-cash compensation.

The above shares awarded were issued in reliance on the exclusion from the registration requirements of the Securities Act of 1933, as amended, provided by regulation S promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As stated in Item 3.02, above, in December 2017, the Company’s Board of Directors adopted the Duo World, Inc. 2017 Employee Stock Ownership Plan and reserved for issuance thereunder an aggregate of 9,611,665 shares of common stock.

Beginning on January 2, 2018, the Company awarded a total of 1,750,000 shares of common stock to two of the Company’s executive officers, to wit: 1,500,000 shares to Suzannah Jennifer Samuel Perera, our Chief Executive Officer, and 250,000 shares to Mahmud Riad Ameen, our Legal Director. The aggregate value of the 1,750,000 shares awarded was $813,750 in non-cash compensation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits – See “Exhibit Index” set forth below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2018

DUO WORLD, INC.

By:	/s/ Muhunthan Canagasooryam
Muhunthan Canagasooryam
Chief Executive Officer

EXHIBIT INDEX

List of Exhibits attached or incorporated by reference pursuant to Item 601 of Regulation S-B

Exhibit No.	Document Description

99.1	Duo World, Inc. 2017 Employee Stock Ownership Plan (December 2017)